ITEM 77Q(e)(i) - COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS


SCHEDULE A
to the
Investment Advisory Contract
Effective January 11, 2006

Funds
Fee (based on average daily net assets)
MTB Balanced Fund
0.65%
MTB Equity Income Fund
0.70%
MTB Equity Index Fund
0.20%
MTB Income Fund
0.60%
MTB Intermediate-Term Bond Fund
0.70%
MTB International Equity Fund
1.00%
MTB Large Cap Growth Fund II
0.85%
MTB Large Cap Stock Fund
0.85%
MTB Large Cap Value Fund II
0.70%
MTB Managed Allocation Fund - Aggressive Growth
0.25%
MTB Managed Allocation Fund - Aggressive Growth II
0.25%
MTB Managed Allocation Fund - Conservative Growth
0.25%
MTB Managed Allocation Fund - Conservative Growth II
0.25%
MTB Managed Allocation Fund - Moderate Growth
0.25%
MTB Managed Allocation Fund - Moderate Growth II
0.25%
MTB Maryland Municipal Bond Fund
0.70%
MTB Mid Cap Growth Fund
0.85%
MTB Multi Cap Growth Fund
0.70%
MTB New York Tax-Free Money Market Fund
0.40%
MTB Pennsylvania Municipal Bond Fund
0.70%
MTB Pennsylvania Tax-Free Money Market Fund
0.40%
MTB Prime Money Market Fund
0.40%
MTB Short Duration Government Bond Fund
0.60%
MTB Short-Term Corporate Bond Fund
0.70%
MTB Small Cap Growth Fund
0.85%
MTB Small Cap Stock Fund
0.85%
MTB Tax-Free Money Market Fund
0.40%
MTB U.S. Government Money Market Fund
0.40%
MTB Virginia Municipal Bond Fund
0.70%

Witness the due execution hereof this 11th day of January, 2006.


MTB INVESTMENT ADVISORS, INC.		MTB GROUP OF FUNDS


By:  /s/ William F. Dwyer		By:  /s/ Judith J. Mackin
Name:  William F. Dwyer		Name:  Judith J. Mackin
Title:  President		Title:  Vice President





ITEM 77Q(e)(ii) - COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



 INVESTMENT ADVISORY CONTRACT
LETTER AGREEMENT
MTB Investment Advisors, Inc.
100 East Pratt Street
17th Floor
Baltimore, MD  21202


January 6, 2006


MTB Group of Funds
5800 Corporate Drive
Pittsburgh, PA  15237-7010

Dear Sirs:

	Under the Investment Advisory
 Contract between MTB Investment Advisors, Inc. (the
"Adviser") and MTB Group of Funds (the "Trust"), dated August 22, 2003, as amended, the Adviser agrees to contractually waive all or a portion of its investment advisory fee (based on average daily net assets) and other fees (including
Rule 12b-1 and shareholder services fees) which it is otherwise entitled to receive from the
 Funds listed below and/or to reimburse
operating expenses of the Funds in order to limit
 each Fund's total operating expenses for Class A
Shares to not more than the stated amount of the
 Fund's average daily net assets, for the period starting from January 6, 2006 through the latter date of April 30, 2008 or two years from the closing date of the Reorganization with corresponding portfolios of The FBR Funds.

	Maximum Total Net
	Operating Expenses
	Class A Shares

	MTB Maryland Municipal Bond Fund -
 Class A Shares	0.85%
	MTB Virginia Municipal Bond Fund -
 Class A Shares	0.90%

	If the foregoing correctly sets
 forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof. This may be executed in counterpart.

	Very truly yours,
	MTB INVESTMENT ADVISORS, INC.

	By:  /s/ Scot A Millen
	Name:  Scot A. Millen
	Title:  Vice President

ACCEPTED BY:
MTB GROUP OF FUNDS

By:  /s/ Judith J. Mackin
Name:  Judith J. Mackin
Title:  Vice President



ITEM 77Q(e)(iii) - COPIES OF ANY NEW
OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



INVESTMENT ADVISORY CONTRACT
LETTER AGREEMENT

MTB Investment Advisors, Inc.
100 East Pratt Street
17th Floor
Baltimore, MD  21202

       March 24, 2006

MTB Group of Funds
5800 Corporate Drive
Pittsburgh, PA  15237-7010

Dear Sirs:

	Under the Investment Advisory
Contract between MTB Investment Advisors,
 Inc. (the "Adviser")
and MTB Group of Funds (the "Trust"),
dated August 22, 2003, as amended, the
Adviser agrees to
contractually waive all or a portion of
its investment advisory fee (based on
average daily net assets) to
which it is otherwise entitled to receive from the Funds listed below and/or to reimburse certain operating
expenses of the Funds in order to limit each Fund's total operating expenses to not more than the stated amount of the Fund's average daily net assets, for the period from May 1, 2006 through April 30, 2007.

		Maximum Total Net
			Operating Expenses

MTB Managed Allocation Fund - Aggressive Growth II
0.74%
MTB Managed Allocation Fund - Conservative Growth II
	0.74%
MTB Managed Allocation Fund - Moderate Growth II
0.74%
MTB Large Cap Growth Fund II	1.00%
MTB Large Cap Value Fund II	1.00%

	If the foregoing correctly sets forth
 the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof. This may be executed in counterpart.

Very truly yours,

MTB INVESTMENT ADVISORS, INC.

By:  /s/ Scot A. Millen
Name:  Scot A. Millen
Title:    Vice President

ACCEPTED:
MTB GROUP OF FUNDS

By:   /s/ Judith J. Mackin
Name:  Judith J. Mackin
Title:  Vice President

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